EXHIBIT 10.17

                     FORM OF EXECUTIVE EMPLOYMENT AGREEMENT
                     --------------------------------------

           THIS  EMPLOYMENT  AGREEMENT  is made and entered  into  between  Jaws
Technologies,   Inc.  (hereinafter   EMPLOYER)  and  Vera  Gmitter  (hereinafter
EXECUTIVE).

A. EMPLOYER is engaged in the development, manufacture, sales and service of various products including, but not limited to: Security Software and hardware products and Security Consulting.

B. EXECUTIVE desires to be or to continue to be employed by EMPLOYER and acknowledges that in the course of performing the duties of employment, EXECUTIVE will come into contact with, learn, acquire and possibly develop technological information (e.g. patentable and non-patentable discoveries including software and software codes which may or may not be copyrightable), product information, business information (e.g., pricing, customers, employees, suppliers, financial information), and any other information that a business similar to EMPLOYER would treat as confidential, and any other information EMPLOYER informs EXECUTIVE shall be treated as confidential, all hereinafter referred to as PROPRIETARY INFORMATION.

C.         EMPLOYER and  EXECUTIVE  wish to define their  respective  rights and duties with regard to EXECUTIVE's employment and EMPLOYER's PROPRIETARY INFORMATION, as well as EXECUTIVE's proprietary information.

           NOW THEREFORE, in consideration of the above recitals, and the following covenants and promises, and EXECUTIVE's employment by EMPLOYER, it is hereby agreed as follows:

                                    ARTICLE 1
                                     DUTIES
                                     ------

1.1 EMPLOYER agrees to employ EXECUTIVE primarily in the capacity of Vice President of Administration for EMPLOYER. As Vice President of Administration, EXECUTIVE shall be primarily responsible for those duties described in his or her job description (as amended from time to time) and as assigned by the President.

1.2   EXECUTIVE   hereby   warrants  and  represents   that  EXECUTIVE  has  the
qualifications and experience to duly undertake and perform the employment duties contemplated in this Agreement.

1.3 EXECUTIVE expressly understands that EXECUTIVE may be required to perform such other duties within the EXECUTIVE's capabilities, and to work in such other capacities, as EMPLOYER may deem necessary or advisable, and as may be assigned to EXECUTIVE by EMPLOYER from time to time.

1.4 EXECUTIVE agrees to undertake and perform all such work as may be required by the position assigned to EXECUTIVE and to serve EMPLOYER faithfully, diligently and to the best of their ability. EXECUTIVE agrees that during the term of this Agreement they will devote their best efforts, attention, energy and skill to the performance of their employment duties and

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to  furthering  the  interests  of EMPLOYER.  President  shall be subject to the oversight of, and shall report to the President of EMPLOYER.

1.5 EXECUTIVE shall faithfully keep and observe all of the rules which may be prescribed from time to time by the EMPLOYER, and to comply with all applicable laws, regulations, rules, codes, orders and standards imposed by the appropriate federal, provincial or local government authorities with respect to the employment duties contemplated in this Agreement.

                                   ARTICLE 2
                               TERM OF EMPLOYMENT
                               ------------------

2.1 EXECUTIVE's employment under this Agreement shall commence on Feb 1st, 1998.

                                   ARTICLE 3
                               AREA OF EMPLOYMENT
                               ------------------

3.1 EXECUTIVE's first assignment is expected to be in the Calgary geographic area. However, due to the nature of the work, EMPLOYER shall have the right to change the area to which EXECUTIVE is assigned and the primary work location (hereinafter referred to as the "Area of Employment") at any time, and from time to time during the term of this Agreement, by providing at least one months notice to EXECUTIVE.

                                   ARTICLE 4
                            COMPENSATION AND BENEFITS
                            -------------------------

4.1 EMPLOYER shall pay EXECUTIVE a salary of $90,000.00 Dollars per year (the "Annual Salary"). This salary will be paid by EMPLOYER to EXECUTIVE in semi-monthly installment payments, less all required withholding taxes and any other amounts required by law to be deducted or agreed by EXECUTIVE to be withheld.

4.2 EMPLOYER may, at its option, pay for a policy of key man life insurance on the life of EXECUTIVE designating EMPLOYER as beneficiary. EXECUTIVE agrees to fill out any forms and submit to a medical examination, if required. EMPLOYEE is entitled to the Executive Benefits Program.

4.3 EXECUTIVE shall receive 20 days of vacation per year to increase to 25 days after the completion of 5 years employment.

4.4   EXECUTIVE has been granted parking privileges.

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                                   ARTICLE 5
                                 STOCK OPTIONS
                                 -------------

5.1 Following satisfactory completion of the probation period, EXECUTIVE may be granted stock options to purchase shares of common stock of EMPLOYER, to vest one-third (1/3) on each anniversary date of the Agreement, subject to standard anti-dilution protections. The stock options granted shall be subject to the discretion of the Board of Directors of EMPLOYER. The strike price for the options shall be the bid price for the common stock of EMPLOYER on the date the options are granted, and the options may be exercised at any time within three
(3) years of the date of vesting. If EXECUTIVE is terminated for any reason, any unvested options shall immediately become vested. Stock options shall be governed by the terms and conditions of the stock option agreement, as adopted and amended by EMPLOYER from time to time. The stock option agreement is incorporated by reference herein. However, to the extent that there is any inconsistency between this employment agreement and the stock option agreement, the employment agreement prevails.

                                   ARTICLE 6
                                  TERMINATION
                                  -----------

6.1 EMPLOYER may terminate this Agreement for just cause at any time. If EMPLOYER terminates EXECUTIVE's employment for just cause then EMPLOYER shall not be required to continue the compensation or benefits provided in Article 4 beyond such termination date.

     As used herein, "just cause" includes any of the following occurrences:

     (a)  unexcused absences of EXECUTIVE; or

     (b) willful violation by EXECUTIVE of any statute, regulation or ordinance of the government of Canada or any Provincial or local governing authority in Canada, the compliance with which is necessary for operation of the business of EMPLOYER; or

     (c) material violations or breach by EXECUTIVE of any of the provisions of this Agreement; or

     (d) commission by EXECUTIVE of one or more acts of misconduct or disobedience in connection with his duties which, when considered individually or in the aggregate, are deemed by EMPLOYER to be material; or

     (e) failure to abide by the written rules and regulations of EMPLOYER or its clients, or failure to observe general rules of good conduct, whether personal or in the line of duty; or

     (f) consistent failure of EXECUTIVE to perform his duties in a reasonably proficient manner; or

     (g)  EXECUTIVE being convicted of a criminal offence; or

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     (h)  death or disability  which  prevents  EXECUTIVE  from  fulfilling  his duties; or

     (i) any other act or omission by EXECUTIVE which constitutes just cause at common law.

6.2 EMPLOYER may terminate this Agreement for any reason, by providing EXECUTIVE with one month's notice of termination for each full year of completed service with EMPLOYER. Alternatively, at EMPLOYER's option, EMPLOYER may provide the equivalent number of months of base salary in lieu of notice of termination. All of EXECUTIVE's compensation (including commissions and benefits) will cease at the end of the notice period or EXECUTIVE's effective date of termination, whichever first occurs. However, when this Agreement is terminated without cause following a change of control, the EXECUTIVE is entitled to the payment pursuant to Article 8.2 (and Article 6.0 does not apply).

6.3 At EMPLOYER's option, and following the provision of sufficient notice of termination pursuant to Article 6.2, EMPLOYER may relieve EXECUTIVE of his duties immediately to enable EXECUTIVE to pursue alternative employment opportunities. In that event, EXECUTIVE shall be under a duty to mitigate his or her damages by diligently searching for alternative employment and will advise the EMPLOYER as soon as alternative employment is obtained. EXECUTIVE will only receive salary and benefits until alternative employment is obtained.

6.4 EXECUTIVE may terminate this Agreement by written notice to EMPLOYER. A notice of voluntary termination shall specify a proposed effective date of termination at least ten (10) days after the date received by EMPLOYER. EMPLOYER may accept the proposed termination date or may establish termination date by providing notice of such earlier date to EXECUTIVE. In the event EXECUTIVE voluntarily terminates this Agreement, he will receive the compensation and benefits due hereunder through the effective date of termination only.

                                   ARTICLE 7
                                OTHER ACTIVITIES
                                ----------------

7.1 EXECUTIVE shall devote substantially all of his working time and efforts during the EMPLOYER's normal business hours (reasonable vacations and sick leave excluded) to the business and affairs of EMPLOYER and to the duties and responsibilities assigned to him pursuant to this Agreement. EXECUTIVE may devote a reasonable amount of his time to civic, community, or charitable activities, so long as this does not conflict with his duties to EMPLOYER.

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7.2   EXECUTIVE shall not,  without first having obtained the written consent of
EMPLOYER, perform any work or render any services to any third party or receive any compensation of any kind from any third party with whom he may come into contact in connection with his employment under this Agreement.

                                   ARTICLE 8
                               CHANGE OF CONTROL
                               -----------------

8.1 In this Agreement, the following words and phrases have the following meanings:

      "Monthly Salary" means the sum of:

      (a) the Annual Salary paid to EXECUTIVE for the calendar year immediately preceding the date of a Change of Control, divided by twelve (12); and

      (b) if EXECUTIVE has received or is entitled to receive any remuneration pursuant to any profit sharing, officer or employee incentive, compensation or bonus program, or otherwise from EMPLOYER or any subsidiary at any time during the twelve (12) completed calendar months immediately preceding the date of a Change of Control, the maximum aggregate amount that EXECUTIVE was entitled to receive or did receive in respect of any fiscal year of EMPLOYER that ended during such twelve (12) month period;

      "Change of Control" shall mean either of:

      (a) any change in the holding, direct or indirect, of shares of EMPLOYER as a result of which a person, or a group of persons, or persons acting jointly or in concert, or persons associated or affiliated with any such person or group within the meaning of the Business Corporations Act (Alberta), are in a position to exercise effective control of EMPLOYER. For the purposes of this Agreement, a person or group of persons holding shares and/or other securities in excess of the number that, directly or indirectly (assuming the conversion of any convertible securities and the exercise of any option, warrant or other right to acquire shares of EMPLOYER), would entitle the holders thereof to cast more than 40% of the votes attaching to all shares of EMPLOYER that may be cast to elect directors of EMPLOYER, shall be deemed to be in a position to exercise effective control of EMPLOYER; or

      (b) Incumbent Directors ceasing to constitute a majority of the board of directors of EMPLOYER;

      "Change  of  Control  Resignation"  means  EXECUTIVE'S   resignation  from
      EMPLOYER within six (6) months of the date of a Change of Control;

      "Incumbent Director" means any member of the board of directors of the EMPLOYER who was a member of the board of directors of EMPLOYER prior to the occurrence of the transaction or transactions giving rise to a Change of Control and any successor to an

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      Incumbent  Director who was recommended or elected or appointed to succeed an Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the board of directors of EMPLOYER;

      "Unexercised Rights" means securities held by EXECUTIVE that are convertible into or exchangeable for securities or shares of EMPLOYER or any affiliate thereof or holds options, rights, warrants or other entitlements for the purchase or acquisition of shares of EMPLOYER or any affiliate thereof that are not then exerciseable.

8.2 In the event of a Change of Control, and in the event that EXECUTIVE resigns from EMPLOYER or is terminated without cause, within six (6) months of the date of a Change of Control:

      (a) EMPLOYER shall pay to or to the order of EXECUTIVE in a lump sum payment equal to Eighteen (18) times EXECUTIVE'S Monthly Salary within ten (10) days after the effective date of the Change of Control Resignation (less any deductions required by law); and

      (b) all Unexercised Rights held by EXECUTIVE shall be accelerated so that, notwithstanding any provisions of any resolution, by-law, agreement, contract or instrument pertaining to or evidencing the Unexercised Rights to the contrary, the Unexercised Rights shall become immediately exerciseable and shall remain exercisable for a period of ninety (90) days following the date of the Change of Control Resignation, and this Agreement shall evidence any such agreement of EMPLOYER and EXECUTIVE to such acceleration as may be required under, pursuant to or in connection with the Unexercised Rights or any documents or instruments creating or governing such Unexercised Rights;

      (c) EMPLOYER will continue to maintain all of EXECUTIVE's benefits (excluding short and long-term disability) at the level existing at the date of the Change of Control Resignation, until the earlier of:

          (i) the obtaining by EXECUTIVE of alternative employment that provides employment benefits of a comparable nature;

          (ii)  the death of EXECUTIVE; or

          (iii) eighteen (18) months following the effective date of the Change of Control Resignation; or

      at the option of EMPLOYER or EXECUTIVE, EMPLOYER will pay to EXECUTIVE an amount equal to the cost to EMPLOYER of providing such benefits for the applicable period.

8.3   Alternative  Employment.  The  benefits  payable to  EXECUTIVE  under this
Article 8 shall not be reduced in any respect in the event that EXECUTIVE shall secure, or shall not reasonably pursue, alternative employment following the date of the Change of Control

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Resignation,  except for those  benefits  conferred  under Article 8.2(c) above, which shall be governed by the provisions of that paragraph.

                                   ARTICLE 9
                            CONFIDENTIAL INFORMATION
                            ------------------------

9.1 EMPLOYER has agreed to provide EXECUTIVE with specialized skills, techniques, information and background relating to EMPLOYER's business. In addition, EXECUTIVE will acquire information (the "Confidential Information") with respect to certain matters related to EMPLOYER'S business, which Confidential Information is and shall remain the exclusive property of EMPLOYER, including, without being limited to, the following:

     (a)  trade secrets;

     (b) the names, addresses, telephone numbers and telefax(s) of the present and prospective clients of EMPLOYER and individual contacts at such clients;

     (c)  information as to the requirements of EMPLOYER'S clients;

     (d)  pricing and sales information, policies and concepts;

     (e)  financial information;

     (f)  capital structure and shareholder information;

     (g)  business plans;

     (h) market strategies;

     (i) industry information; and

     (j) technical information.

9.2 EXECUTIVE acknowledges that the Confidential Information could be used to the detriment of EMPLOYER and that the disclosure of such Confidential Information could cause irreparable harm to EMPLOYER. Accordingly, EXECUTIVE undertakes to treat confidentially all Confidential Information and not to disclose or provide such Confidential Information to any third party, or to use it for any purpose, either during or after the termination of his employment with EMPLOYER, for any reason, except as may be necessary for the proper discharge of EXECUTIVE's duties.

9.3 Records, electronically stored information and any other notes, data, tapes, reference items, sketches, drawing, memoranda, records and other materials in anyway related to any of the Confidential Information or to EMPLOYER's business, which is produced by EXECUTIVE or comes into EXECUTIVE's possession as a result of his employment with EMPLOYER, shall be the exclusive property of EMPLOYER. EXECUTIVE agrees to turn over to EMPLOYER all copies of any such materials in his possession or under his control forthwith at the request of

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                                      -8-

EMPLOYER or, in the absence of a request, on the date that his employment with EMPLOYER ends, for any reason.

                                   ARTICLE 10
                      NON-SOLICITATION AND NON-COMPETITION
                      ------------------------------------

10.1 EXECUTIVE acknowledges and agrees that during employment he or she will be encouraged to maintain a close working relationship with EMPLOYER's clients and will gain a knowledge of EMPLOYER's clients which would injure EMPLOYER if made available to a competitor or used for competitive purposes.

10.2 Accordingly, EXECUTIVE agrees that during employment with EMPLOYER and for a period of 12 months from the date that his or her employment with EMPLOYER ends, regardless of the reason it does so, EXECUTIVE will not, directly or indirectly, whether personally or as an EXECUTIVE, principal, partner, agent, shareholder or in any other capacity whatsoever, of any other person, firm, corporation, association or other entity:

      (a) provide services similar to any of those provided by EMPLOYER to any person, firm, corporation, association or other entity for which services were performed by EMPLOYER at or through the office at which EXECUTIVE was located on the date that EXECUTIVE ceased to be an EXECUTIVE;

      (b) knowingly solicit, sell, promote or assist in the solicitation, sale or promotion of services similar to any of those provided by EMPLOYER, from any clients of EMPLOYER with whom EXECUTIVE had direct contact or provided services within the twelve month period immediately prior to the date that EXECUTIVE ceased to be an EXECUTIVE and;

      (c) make or attempt to make any offer of employment or partnership to any EXECUTIVE of EMPLOYER in any business or enterprise that provides a service or services to the public similar to any of those provided by EMPLOYER while EXECUTIVE was an EXECUTIVE of EMPLOYER.

                                   ARTICLE 11
                              INTELLECTUAL PROPERTY
                              ---------------------

11.1 EXECUTIVE agrees that EMPLOYER acquires by virtue of the employment relationship all intellectual property rights to all writings, products, developments or services (the "Works") that EXECUTIVE makes, conceives, discovers or develops at any time while employed by EMPLOYER, whether during working hours or at any other time, which relate to or are used or intended for use in connection with any business carried on by EMPLOYER, and EXECUTIVE hereby unequivocally assigns to EMPLOYER all rights, including all domestic and foreign patents and copyrights and any other proprietary rights which EXECUTIVE has, in such Works.

11.2 EXECUTIVE agrees to make full disclosure to EMPLOYER of all Works and to do all things that may be necessary to make EMPLOYER the owner of such Works. EXECUTIVE

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agrees  that he shall not be  entitled  to any  payment  in regard to the Works.
EXECUTIVE also agrees to do whatever is necessary to enable EMPLOYER to apply for and secure any copyright in Canada or elsewhere with respect to the Works.

11.3 EXECUTIVE hereby waives any moral rights that EXECUTIVE may have in any Works, or any part or parts thereof. EMPLOYER shall be entitled to transfer its rights in the Works either separately or in connection with a transfer of the business.

11.4 EXECUTIVE agrees that in the event his employment is terminated by EMPLOYER for any reason, EXECUTIVE shall continue to cooperate with EMPLOYER at all times in the prosecution or defence of any lawsuit related to EMPLOYER's activities in connection with any copyright or patent in the Works.

11.5 Notwithstanding any other provision in this Article 11, all inventions, if any, which EXECUTIVE makes prior to EXECUTIVE's employment by EMPLOYER are excluded from the scope of this AGREEMENT. As a matter of record, EXECUTIVE has set forth on Exhibit "A" attached hereto a complete list of all inventions, discoveries or improvements relating to EMPLOYER's business which have been made by EXECUTIVE prior to his employment with EMPLOYER. EXECUTIVE represents and covenants that such list is complete.

                                   ARTICLE 12
                                    PATENTS
                                    -------

12.1 If EMPLOYER files an application for Letters Patent on any invention made by EXECUTIVE, EMPLOYER shall pay to EXECUTIVE a cash award of $5,000.00 upon completion and registration of such application and the formal written assignment of EXECUTIVE's rights therein to EMPLOYER, and any and all instruments and documents requested by EMPLOYER relating to said invention

                                   ARTICLE 13
                                  ENFORCEMENT
                                  -----------

13.1 EXECUTIVE agrees that the restrictions and covenants contained in this Agreement are reasonably required for the protection of EMPLOYER and its goodwill, and that EXECUTIVE's agreement to same by his or her execution of this Agreement are of the essence to this Agreement and constitute a material inducement to EMPLOYER to employ EXECUTIVE, and that EMPLOYER would not employ EXECUTIVE absent such an inducement.

13.2 EXECUTIVE agrees that it would be difficult to measure damages to EMPLOYER for any breach by EXECUTIVE of the promises set forth in this AGREEMENT and that injury to EMPLOYER from any such breach would be impossible to calculate, and that money damages would be an inadequate remedy for any such breach.
Accordingly, EXECUTIVE agrees that if any provision of this AGREEMENT is breached, EMPLOYER shall be entitled, in addition to other any remedies it may have, to an injunction or other appropriate order to restrain any such breach by EXECUTIVE without having to show or prove any actual damages sustained by

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EMPLOYER,  and that an  interim  injunction  may be granted  immediately  on the commencement of any suit.

                                   ARTICLE 14
                                  SEVERABILITY
                                  ------------

14.1 In the event that any clause herein should be declared unenforceable or invalid for any reason whatsoever, such enforceable or invalid clause shall be severable from the remainder of the Agreement, which shall continue to have full force and effect.

                                   ARTICLE 15
                                  GOVERNING LAW
                                  -------------

15.1 This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta.

                                   ARTICLE 16
                                  MISCELLANEOUS
                                  -------------

16.1 This AGREEMENT shall be binding upon EXECUTIVE and his/her heirs, executors, assigns and administrators and shall inure to the benefit of EMPLOYER, its successors and assigns and any subsidiary.

16.2 This AGREEMENT may be signed in two counterparts, each of which shall be deemed an original and together shall constitute one instrument.

16.3 The use of the singular of this agreement includes the plural, as appropriate.

16.4 This AGREEMENT represents the entire agreement between EXECUTIVE and EMPLOYER with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements. This AGREEMENT may be modified only by a writing duly authorized and executed by the party to be bound.

16.5 With the exception of Articles 9-13 of this Agreement, any dispute as to the rights and duties of the parties under this Agreement, or to its construction, validity or enforcement shall be submitted to binding arbitration in Calgary, Alberta before a single arbitrator pursuant to the Arbitration Act (Alberta). The decision of the arbitrator shall be final and binding on the parties. The prevailing party in such arbitration or any proceeding in respect thereof or challenging such arbitration, shall be entitled to receive their solicitor and own client fees incurred in connection therewith. Articles 9 - 13 of this Agreement may be enforced by a court having jurisdiction over the matter.

16.6 The waiver by EMPLOYER of a breach or violation of any provision of this Agreement by EXECUTIVE shall not operate as, or be construed as, a waiver by EMPLOYER of any subsequent breach of the same or other provisions hereof.

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16.7  Any notices  provided for in this Agreement  shall be given in writing and transmitted by personal delivery or prepaid first class registered or certified mail to the following address:

               EMPLOYER:    Jaws Technologies, Inc.
                            1013 - 17th Ave. S.W.
                            Calgary, Alberta T2T 0A7
                            Attn.: Vice-President of Human Resources

               EXECUTIVE:   Vera Gmitter
                            169 Riverwood Crescent
                            Calgary, Alberta T2C 4G1


16.8 If EMPLOYER institutes any proceedings to enjoin, restrain or seek damages from EXECUTIVE by reason of EXECUTIVE's failure to comply with the terms or conditions set forth in this AGREEMENT or EXECUTIVE's breach of any duty to EMPLOYER, EXECUTIVE (i) agrees to pay damages, all expenses incurred, costs and solicitor and client fees as may be determined by the court or arbitration board (as applicable) with respect to enforcement of any of the rights of EMPLOYER and
(ii) EMPLOYER shall not have to post any bond.

DATED:     This _____ day of __________, 1999


                                                JAWS TECHNOLOGIES, INC.


/s/Vikki Robinson                            By:/s/Riaz Mandani
----------------------------                    ------------------------------
Witness                                         Name:   Riaz Mamdani
                                                Office: CFO



      The undersigned has read and understands the above AGREEMENT, acknowledges full knowledge of the contents thereof and the truth of the recitals therein, and agrees to perform in accordance with each and every term thereof. Further, the undersigned is and was advised to seek the advice of a lawyer prior to executing this AGREEMENT. The undersigned further acknowledges receipt of a copy of this AGREEMENT together with all applicable Exhibits.


                                             Vera Gmitter

/s/Vikki Robinson                            /s/Vera Gmitter
----------------------------                 ----------------------------
Witness

                                    EXHIBIT A
                                    ---------


The following is a list of all inventions, discoveries or improvements relating to EMPLOYER's business which have been made by EXECUTIVE prior to his/her employment with EMPLOYER.


EXECUTIVE's Initials
--------------------
(one line only)


_____  None
_____  As listed below:


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